Exhibit 99.1

Identiv Reports Third Quarter 2023 Business Results

Record Quarterly Revenues of $31.8 million

Premises Revenues Grew 15% Year-over-Year; RFID Units Shipped Increased 18% Year-over-Year

Gross Margins and Non-GAAP Adjusted EBITDA Expand to Highest Levels since Q3 2021

FREMONT, Calif. — November 7, 2023 — Identiv, Inc. (NASDAQ: INVE), a global digital security and identification leader in the Internet of Things (IoT), today reported its financial results for the third quarter ended September 30, 2023.

Recent Financial and Operational Highlights

•	Third quarter revenue was $31.8 million, up 3% year-over-year, record quarterly revenues.

•	Q3 2023 GAAP gross margin grew to 37.5%, up 140bps year-over-year; non-GAAP gross margin grew to 39.1%, up 178bps year-over-year.

•	Non-GAAP adjusted EBITDA was $2.2 million, up 6% year-over-year, highest level in eight quarters.

•	Record quarterly sales for Premises, growing 15% year-over-year to $13.6 million.

•	Federal billings increased 16% year-over-year; sales to Premises commercial customers grew 14% year-over-year.

•	Sales of video software doubled year-over-year, bringing software, services, and recurring revenues to over 20% of Premises segment revenues in Q3 2023.

•	RFID units shipped grew 18% year-over-year to 54 million units.

•	Ended Q3 2023 with $20.9 million in cash, cash equivalents and restricted cash. Maintained a strong working capital position of $49.8 million exiting the third quarter.

•	Strengthened leadership in high-value, specialty complex RF-enabled IoT solutions (SCRI) category, with over 50 customers who have deployed pilots of their innovative SCRI products.

•	Healthcare-focused IoT applications now account for more than half of NFC-based revenue.

•	Launched Vision AI, our high-performance video analytics offering that enables real-time situational awareness and data-driven decision-making in complex security environments.

•	Expanded manufacturing capacity at RFID production facility near Bangkok, Thailand, enhancing our cost-competitiveness and supporting gross margin expansion.

•	Continued production of Wiliot IoT Pixels orders, supporting ongoing development of BLE-enabled RFID category.

•	Expanded design and prototyping capabilities at our top-tier IoT engineering center in Germany, accelerating turnaround times for customer prototypes.

•	Introduced Enterphone Mobile, a key feature in the revitalized Enterphone product suite that brings real-time audio capabilities to multi-tenant facilities.

Third Quarter 2023 Financial Summary

Revenue for the third quarter 2023 was $31.8 million, compared to $29.6 million in the prior quarter and $31.0 million in the third quarter of 2022. By segment, Identity revenues were $18.3 million and Premises revenues totaled $13.6 million.

Third quarter 2023 GAAP gross margin was 37.5% and non-GAAP gross margin was 39.1%.

GAAP operating expenses, including research and development, sales, and marketing, and general and administrative were $11.6 million in the third quarter of 2023, compared to $11.9 million in the prior quarter and $10.6 million in the third quarter of 2022. Non-GAAP operating expenses were $10.3 million in the third quarter of 2023, compared to $10.6 million in the prior quarter and $9.5 million in the third quarter of 2022.

GAAP net loss was ($0.02) million, or ($0.01) per basic and diluted share, compared to GAAP net loss of ($1.1) million, or ($0.06) per basic and diluted share, in the prior quarter and GAAP net income of $0.5 million, or $0.01 per basic and diluted share, in the third quarter of 2022.

Non-GAAP adjusted EBITDA in the third quarter of 2023 was $2.2 million, compared to $0.7 million in the prior quarter and $2.0 million in the third quarter of 2022.

Management Commentary

“We delivered record quarterly topline revenue in the third quarter, with particular strength in our Premises segment. We fell short of our revenue expectations due to order push-outs among mostly low-margin RFID products. We continued our focus on disciplined growth, reflected in the highest gross margins and non-GAAP adjusted EBITDA in eight quarters,” said Identiv CEO Steven Humphreys. “Our high-margin Premises segment grew at more than double the industry’s growth rate, with sales to Federal customers up 16% year-over-year and to commercial customers up 14% year-over-year. RFID shipments increased 18% year-over-year to 54 million units, although as early-stage IoT applications progress through pilots toward full-scale production, demand may fluctuate quarter-to-quarter.”

“We remain confident in our strategic growth plan and the strength of our two business segments. In IoT, we are focused on building a wide pipeline of specialty complex RF-enabled IoT (SCRI) applications. We currently have 50-plus customers with SCRI products in pilot stage, many of which have the potential for higher volumes. Further, medical and healthcare use cases, which have higher average gross margins, continue to expand and now account for more than half our NFC-based revenue. In Physical Security, demand for our tightly integrated, end-to-end system is growing. New offerings such as Vision AI, our high-security video analytics solution, augment our value proposition, while new products designed for the SMB market, like Primis and Enterphone Mobile, expand the funnel of potential customers, leveraging our high-security brand and technology. With a strong focus on execution, we believe we are well-positioned to make continued progress towards our long-term financial and operational objectives. To ensure we maximize the value potential in both our business lines, our board-led strategic review process was a major activity in Q3 and continues to be in Q4.”

Identiv CFO Justin Scarpulla added, “Delivering disciplined growth remains a top priority for Identiv. We expanded our gross margins and adjusted EBITDA despite lower-than-anticipated third quarter net revenue. We continued to strengthen our balance sheet and improve our working capital position as we worked through our strategic inventory balance. Furthermore, we expect to capitalize on the multiple advantages of producing IoT devices in Thailand as that facility’s manufacturing capacity ramps up to full utilization.”

Financial Outlook

Identiv provides guidance based on current market conditions and expectations, including macroeconomic conditions and customer demand. Management has decided to move to quarterly revenue guidance going forward, and currently expects fiscal Q4 2023 revenues in the range of $29 million to $31 million. Normal seasonality is expected to continue.

Conference Call

Identiv management will hold a conference call today, November 7, 2023, at 5:00 p.m. EST (2:00 p.m. PST) to discuss the company’s third quarter 2023 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free: 888-506-0062

International Number: 973-528-0011

Call ID: 749170

Webcast link: Register and Join

The teleconference replay will be available through November 21, 2023, by dialing 877-481-4010 (Toll-Free Replay Number) or 919-882-2331 (International Replay Number) and entering passcode 49262.

If you have any difficulty connecting with the teleconference, please contact Identiv Investor Relations at IR@identiv.com.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, non-GAAP gross margin, and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross margin excludes stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes income tax benefit (provision), interest expense, net foreign currency gains (losses), net stock-based compensation, amortization and depreciation, restructuring and severance, and gain on investment. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact, including statements regarding: the Company’s expectations regarding future operating and financial outlook and performance, including 2023 fourth quarter guidance and outlook; the Company’s strategy, focus and plans to accelerate growth; the Company’s beliefs regarding its ability to deliver on its current 2023 outlook and execute on its growth strategy; the Company’s confidence in its strategic growth plan and the strength of its two business segments; the Company’s expectation regarding seasonality; expected benefits of the Company’s Thailand production facility, including production capacity and ramp up to full utilization; expectations regarding the Company’s board-led strategic review process; the Company’s expectations with respect to demand and customer orders, including potential for higher volumes; and the Company’s belief that it is well-positioned to make continued progress towards its long-term financial and operational objectives, are forward-looking statements. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, its ability to capitalize on trends in its business, its ability to satisfy customer demand and expectations, the level and timing of customer orders and changes/cancellations, the success of its products and strategic partnerships, industry trends and seasonality, the impact of macroeconomic conditions and customer demand, inflation and increases in prices, the effects of shortages of semiconductors and other components, and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Net revenue	$31,846	$29,555	$30,996	$87,398	$83,914
Cost of revenue	19,905	18,707	19,808	55,398	53,550

Gross profit	11,941	10,848	11,188	32,000	30,364

Operating expenses:
Research and development	2,916	3,015	2,625	8,638	7,633
Selling and marketing	5,641	5,879	5,326	17,617	15,709
General and administrative	2,939	2,903	2,639	8,790	7,623
Restructuring and severance	104	81	49	376	132

Total operating expenses	11,600	11,878	10,639	35,421	31,097

Income (loss) from operations	341	(1,030)	549	(3,421)	(733)
Non-operating income (expense):
Interest expense, net	(211)	(90)	(39)	(351)	(101)
Gain on investment	132	—	—	132	30
Foreign currency gains (losses), net	(264)	(9)	(3)	(184)	111

Income (loss) before income tax benefit (provision)	(2)	(1,129)	507	(3,824)	(693)
Income tax benefit (provision)	(20)	(15)	12	(61)	(38)

Net income (loss)	(22)	(1,144)	519	(3,885)	(731)
Cumulative dividends on Series B convertible preferred stock	(319)	(315)	(304)	(947)	(902)

Net income (loss) available to common stockholders	$(341)	$(1,459)	$215	$(4,832)	$(1,633)

Net income (loss) per common share:
Basic	$(0.01)	$(0.06)	$0.01	$(0.21)	$(0.07)
Diluted	$(0.01)	$(0.06)	$0.01	$(0.21)	$(0.07)

Weighted average shares used in computing net income (loss) per common share:
Basic	23,174	23,051	22,682	23,008	22,632
Diluted	23,174	23,051	23,315	23,008	22,632

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$19,674	$21,905	$20,804	$16,650
Restricted cash	1,254	300	363	487
Accounts receivable, net of allowances	25,892	22,911	21,136	24,826
Inventories	29,423	31,092	30,609	28,958
Prepaid expenses and other current assets	5,238	5,136	4,361	4,177

Total current assets	81,481	81,344	77,273	75,098
Property and equipment, net	8,518	8,237	7,595	6,719
Operating lease right-of-use assets	5,525	5,952	4,344	4,373
Intangible assets, net	4,483	4,760	4,999	5,265
Goodwill	10,189	10,218	10,192	10,190
Other assets	1,261	1,186	1,148	1,120

Total assets	$111,457	$111,697	$105,551	$102,765

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,099	$12,827	$9,926	$14,760
Financial liabilities	9,939	9,951	9,941	—
Operating lease liabilities	1,708	1,695	1,199	1,190
Deferred revenue	2,474	2,428	1,798	2,068
Accrued compensation and related benefits	2,580	2,538	2,395	2,757
Other accrued expenses and liabilities	2,872	2,746	2,648	2,618

Total current liabilities	31,672	32,185	27,907	23,393
Long-term operating lease liabilities	4,037	4,481	3,371	3,366
Long-term deferred revenue	904	711	647	587
Other long-term liabilities	25	25	25	25

Total liabilities	36,638	37,402	31,950	27,371
Total stockholders’ equity	74,819	74,295	73,601	75,394

Total liabilities and stockholders’ equity	$111,457	$111,697	$105,551	$102,765

Identiv, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Reconciliation of GAAP gross margin to non-GAAP gross margin
GAAP gross profit	$11,941	$10,848	$11,188	$32,000	$30,364

Reconciling items included in GAAP gross profit:
Stock-based compensation	45	45	38	135	138
Amortization and depreciation	458	403	335	1,246	949

Total reconciling items included in GAAP gross profit	503	448	373	1,381	1,087

Non-GAAP gross profit	$12,444	$11,296	$11,561	$33,381	$31,451

Non-GAAP gross margin	39%	38%	37%	38%	37%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$11,600	$11,878	$10,639	$35,421	$31,097

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(944)	(949)	(814)	(2,838)	(2,427)
Amortization and depreciation	(274)	(242)	(253)	(754)	(724)
Restructuring and severance	(104)	(81)	(49)	(376)	(132)

Total reconciling items included in GAAP operating expenses	(1,322)	(1,272)	(1,116)	(3,968)	(3,283)

Non-GAAP operating expenses	$10,278	$10,606	$9,523	$31,453	$27,814

Reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA
GAAP net income (loss)	$(22)	$(1,144)	$519	$(3,885)	$(731)

Reconciling items included in GAAP net income (loss):
Income tax provision (benefit)	20	15	(12)	61	38
Interest expense, net	211	90	39	351	101
Gain on investment	(132)	—	—	(132)	(30)
Foreign currency gains (losses), net	264	9	3	184	(111)
Stock-based compensation	989	994	852	2,973	2,565
Amortization and depreciation	732	645	588	2,000	1,673
Restructuring and severance	104	81	49	376	132

Total reconciling items included in GAAP net income (loss)	2,188	1,834	1,519	5,813	4,368

Non-GAAP adjusted EBITDA	$2,166	$690	$2,038	$1,928	$3,637